UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2015
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Daktronics, Inc.
(Exact name of registrant as specified in its charter)
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South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of a Director

On June 18, 2015, the Board of Directors of Daktronics, Inc. received notice that James A. Vellenga is retiring from the Board of Directors effective September 2, 2015. Mr. Vellenga has served on board since 1997, the Audit Committee since August 1999 and the Nominating and Governance Committee since February 2011.

(d)    Election of a Director

On June 18, 2015, the Board of Directors of Daktronics, Inc. appointed Kevin P. McDermott as a member of the Board to fill the vacancy created by the retirement of Bruce W. Tobin. Mr. McDermott's appointment was effective immediately. Mr. McDermott has no arrangement or understanding with any person pursuant to which he was selected as a director of the company.

On June 18, 2015, the Board of Directors of Daktronics, Inc. nominated John P. Friel as a member of the Board. He will stand for election at the Annual Meeting of the Shareholders to be held on September 2, 2015. Mr. Friel has no arrangement or understanding with any person pursuant to which he was selected as a director of the company.

A copy of the press release issued by the Company regarding these matters is attached hereto as Exhibit 99.1 and furnished with this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits:

(d)  Exhibits.  The following exhibit is furnished as part of this Report:

99.1 Press Release dated June 23, 2015 issued by Registrant regarding directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: June 23, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 23, 2015 issued by Registrant regarding directors